                                                                    Exhibit 23.2


The Board of Directors
Horace Mann Educators Corporation:

We consent to incorporation by reference in the Registration Statement (Form S-8 No. 333-_____) pertaining to the Horace Mann Supplemental Retirement and Savings Plan of our report dated May 10, 2002, with respect to the financial statements and supplemental schedule of the Horace Mann Supplemental Retirement and Savings Plan (11-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

Chicago, Illinois
August 29, 2002